Exhibit 99.5

(Stockholder Letter REGISTERED HOLDERS – Letter 1- Kaiser Federal Financial Group, Inc. letterhead)

________, 2007

Dear Shareholder:

We are pleased to announce that K-Fed Mutual Holding Company is converting to stock form, with Kaiser Federal Financial Group, Inc., a newly-formed company, to become the holding company for Kaiser Federal Bank. Kaiser Federal Financial Group, Inc. is offering shares of common stock for sale at a price of $10.00 per share in a subscription and community offering to eligible depositors of Kaiser Federal Bank, to Kaiser Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with K-Fed Mutual Holding Company’s Plan of Conversion and Reorganization. No commission will be charged to purchasers in the stock offering.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement / prospectus describing the Plan of Conversion and Reorganization and how to cast your vote. The Plan of Conversion and Reorganization has been conditionally approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement of the Plan of Conversion and Reorganization. YOUR VOTE IS VERY IMPORTANT.

Also for your consideration at this annual meeting is the election of two directors, the ratification of Crowe Chizek and Company LLC as our independent Registered Public Accounting Firm, and several information proposals. The informational proposals summarize the material differences between the Charter and Bylaws of K-Fed Bancorp and the Articles of Incorporation and Bylaws of Kaiser Federal Financial Group, Inc. Our Board of Directors recommends that you vote “FOR” each of the proposals at the annual meeting of shareholders.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the annual meeting of shareholders on ____ __, 200_ at____ p.m., Pacific Time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Kaiser Federal Financial Group, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

➢	PROXY STATEMENT / PROSPECTUS AND PROSPECTUS : The document provides detailed information about our operations and the proposed conversion and reorganization.

We are inviting our customers and community members to become charter shareholders of Kaiser Federal Financial Group, Inc. Through this offering, you have the opportunity to buy additional stock at a price of $10.00 per share directly from Kaiser Federal Financial Group, Inc. without paying a commission or fee.

As a current shareholder of K-Fed Bancorp your shares will be exchanged for between 1.2469 and1.9401 shares of the new Kaiser Federal Financial Group, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 12:00 noon to 4:00 p.m. on Monday, 8:30 a.m. to 4:00 p.m. Tuesday through Thursday and 8:30 a.m. to 12:00 noon on Friday, Pacific Time, or stop by the Stock Information Center located at 1359 N Grand Avenue, Covina, CA 91724. The Stock Information Center will be closed on weekends, bank holidays and Friday, November 23rd in observance of the Thanksgiving holiday.

Sincerely,

Kay M. Hoveland
President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter STREET HOLDERS for PROXY mailing -letter 2- Kaiser Federal Financial Group, Inc. letterhead)

_________, 2007

Dear Shareholder:

We are pleased to announce that K-Fed Mutual Holding Company is converting to stock form, with Kaiser Federal Financial Group, Inc., a newly-formed company, to become the holding company for Kaiser Federal Bank. Kaiser Federal Financial Group, Inc. is offering shares of common stock for sale at a price of $10.00 per share in a subscription and community offering to eligible depositors of Kaiser Federal Bank, to Kaiser Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with K-Fed Mutual Holding Company’s Plan of Conversion and Reorganization. No commission will be charged to purchasers in the stock offering.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Also for your consideration at this annual meeting is the election of two directors, the ratification of Crowe Chizek and Company LLC as our independent Registered Public Accounting Firm, and several information proposals. The informational proposals summarize the material differences between the Charter and Bylaws of K-Fed Bancorp and the Articles of Incorporation and Bylaws of Kaiser Federal Financial Group, Inc. Our Board of Directors recommends that you vote “FOR” each of the proposals at the annual meeting of shareholders.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the annual meeting of shareholders on ____ __, 200_ at____ p.m., Pacific Time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in Kaiser Federal Financial Group, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

➢	PROXY STATEMENT / PROSPECTUS AND PROSPECTUS : The document provides detailed information about our operations and the proposed stock offering.

We are inviting our customers and community members to become charter shareholders of Kaiser Federal Financial Group, Inc. Through this offering, you have the opportunity to buy additional stock directly from Kaiser Federal Financial Group, Inc. without paying a commission or fee.

As a current shareholder of K-Fed Bancorp your shares will be exchanged for between 1.2469 and1.9401 shares of the new Kaiser Federal Financial Group, Inc. stock depending upon where we close in the offering range. Shares that are held in street name (in a brokerage account) will be converted automatically at the conclusion of the offering and conversion. No action or documentation will be required of you.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 12:00 noon to 4:00 p.m. on Monday, 8:30 a.m. to 4:00 p.m. Tuesday through Thursday and 8:30 a.m. to 12:00 noon on Friday, Pacific Time, or stop by the Stock Information Center located at 1359 N Grand Avenue, Covina, CA 91724. The Stock Information Center will be closed on weekends, bank holidays and Friday, November 23rd in observance of the Thanksgiving holiday.

Sincerely,

Kay M. Hoveland
President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter Street holders for ORDER FORM MAILING – letter 3 – Kaiser Federal Financial Group, Inc. Letterhead)

________, 2007

Dear Shareholder:

Under separate cover, we forwarded information to you regarding the annual meeting of shareholders and the Plan of Conversion and Reorganization of Kaiser Federal Bank and K-Fed Mutual Holding Company and the concurrent offering of common stock of Kaiser Federal Financial Group, Inc.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering Kaiser Federal Financial Group, Inc. common stock is 11:00 a.m., Pacific Time, on _______, 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 12:00 noon to 4:00 p.m. on Monday, 8:30 a.m. to 4:00 p.m. Tuesday through Thursday and 8:30 a.m. to 12:00 noon on Friday, Pacific Time, or stop by the Stock Information Center located at 1359 N Grand Avenue, Covina, CA 91724. The Stock Information Center will be closed on weekends, bank holidays and Friday, November 23rd in observance of the Thanksgiving holiday.

Sincerely,

Kay M. Hoveland
President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Depositors and Friends of Kaiser Federal Bank

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, Inc., is assisting Kaiser Federal Financial Group, Inc., the proposed holding company for Kaiser Federal Bank, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Conversion and Reorganization.

At the request of Kaiser Federal Financial Group, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Kaiser Federal Financial Group, Inc. common stock being offered to eligible depositors of Kaiser Federal Bank and other persons until 11:00 a.m., Pacific Time, on _______, 2007. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Kaiser Federal Financial Group, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 12:00 noon to 4:00 p.m. on Monday, 8:30 a.m. to 4:00 p.m. Tuesday through Thursday and 8:30 a.m. to 12:00 noon on Friday, Pacific Time, or stop by the Stock Information Center located at 1359 N Grand Avenue, Covina, CA 91724. The Stock Information Center will be closed on weekends, bank holidays and Friday, November 23rd in observance of the Thanksgiving holiday.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_________, 2007

Dear Prospective Investor:

We are pleased to announce that K-Fed Mutual Holding Company is converting to stock form, with Kaiser Federal Financial Group, Inc., a newly-formed company, to become the holding company for Kaiser Federal Bank. Kaiser Federal Financial Group, Inc. is offering shares of common stock for sale at a price of $10.00 per share in a subscription and community offering to eligible depositors of Kaiser Federal Bank, to Kaiser Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with K-Fed Mutual Holding Company’s Plan of Conversion and Reorganization. No commission will be charged to purchasers in the stock offering.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

➢	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

➢

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 11:00 a.m., Pacific Time, on ______, 2007.

We invite our customers, local community members, and the general public to become shareholders of Kaiser Federal Financial Group, Inc. Through this offering, you have the opportunity to buy stock directly from Kaiser Federal Financial Group, Inc., at a price of $10.00 per share without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 12:00 noon to 4:00 p.m. on Monday, 8:30 a.m. to 4:00 p.m. Tuesday through Thursday and 8:30 a.m. to 12:00 noon on Friday, Pacific Time, or stop by the Stock Information Center located at 1359 N Grand Avenue, Covina, CA 91724. The Stock Information Center will be closed on weekends, bank holidays and Friday, November 23rd in observance of the Thanksgiving holiday.

Sincerely,

Kay M. Hoveland
President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_____ XX, 2007

Dear Valued Depositor of Kaiser Federal Bank:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Kaiser Federal Bank from the mutual holding company to the stock holding company form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion and Reorganization has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the conversion. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate your signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Kaiser Federal Bank branch. Our meeting on ____ __, 2007 is fast approaching and we’d like to receive your vote as soon as possible.

Voting FOR the conversion does not affect the terms or insurance of your accounts. For further information, please call our Stock Information Center at (___) ___-____.

Best regards and thank you,

Kay M. Hoveland
President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

The Board of Directors of Kaiser Federal Bank, K-Fed Bancorp, and K-Fed Mutual Holding Company (the “MHC”), adopted a Plan of Conversion and Reorganization (the “Plan”) to convert the MHC to stock form and reorganize Kaiser Federal Bank as a wholly-owned subsidiary of a newly-formed corporation named Kaiser Federal Financial Group, Inc. (the “Conversion and Stock Offering”).

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Kaiser Federal Financial Group, Inc.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHY IS K-FED MUTUAL HOLDING COMPANY CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

• To support internal growth through lending in the communities we serve.

•     To finance the acquisition of financial institutions, or other financial service companies primarily in Southern California, although we do not currently have any understandings or agreements regarding any specific acquisition transaction.

• To acquire branches from other financial institutions or build or lease new branch facilities, primarily in Southern California.

• To enhance existing products and services, and support the development of new products and services.

• To improve the liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies.

• To use the additional capital for other general corporate purposes.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Plan will not affect the balance or terms of any deposit account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?

Eligible depositors of Kaiser Federal Bank as of certain dates, the Bank’s Employee Stock Ownership Plan and certain members of the general public subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

Kaiser Federal Financial Group, Inc. is offering up to 14,950,000 shares of common stock, subject to adjustment up to 17,192,500 shares, at a price of $10.00 per share. No commission will be charged to purchasers in the stock offering.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY SHARES OF STOCK BE TREATED?

The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 1.2469 to 1.9401 shares of the new company’s common stock.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. No person may purchase more than 5% of the common stock sold in the offering. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Kaiser Federal Financial Group, Inc. is greater than 5% of the aggregate amount of shares outstanding.

DO DEPOSITORS HAVE TO BUY SHARES OF STOCK?

No. However, if a depositor of the Bank is also a current public shareholder, his or her existing shares of stock will be converted automatically into shares of the new company’s common stock.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order and payment must be received by 11:00 a.m., Pacific Time, on ______ , 2007.

HOW MAY I PAY FOR MY SHARES?

You may pay by check, cash or money order. Interest will be paid by Kaiser Federal Bank on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion and Stock Offering. You may also authorize us to withdraw funds from your Kaiser Federal Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion and Stock Offering. Kaiser Federal Bank will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY KAISER FEDERAL BANK IRA ACCOUNT?

Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Kaiser Federal Bank IRA account. In order to utilize the funds in your Kaiser Federal Bank IRA account for the purchase of Kaiser Federal Financial Group, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?

No. Like any other stock, Kaiser Federal Financial Group, Inc.’s shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

After the Conversion and Stock Offering, Kaiser Federal Financial Group, Inc. intends to pay a regular dividend; however, there can be no assurance as to the precise amount or frequency of the dividend. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?

We have applied for approval from Nasdaq to have Kaiser Federal Financial Group, Inc.’s common stock quoted on the Nasdaq Global Market under the symbol “KFFG.”

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion and Stock Offering.

SHOULD I VOTE?

Yes. Your vote is very important! We recommend a vote “FOR” the Plan. A failure to vote has the same effect as a vote against the Plan. Also, voting for the Plan does not obligate you to buy stock in the Conversion and Stock Offering.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card for the Mutual Holding Company’s Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of K-Fed Bancorp in more than one account, you could receive more than one proxy card for the Annual Meeting of Shareholders.

HOW MANY VOTES DO I HAVE?

Every depositor of the Kaiser Federal Bank entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at Kaiser Federal Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE ANNUAL MEETING OF STOCKHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION, YOU MAY CALL OUR STOCK INFORMATION CENTER.

STOCK INFORMATION CENTER

(___) ___-____

1359 N Grand Avenue

Covina, CA 91724

Hours (Pacific Time):

Monday: 12:00 Noon – 4:00 p.m.

Tuesday – Thursday: 8:30 a.m. – 4:00 p.m.

Friday: 8:30 a.m. – 12:00 Noon

Stock Center Closed on Friday, November 23

QUESTIONS & ANSWERS

Kaiser Federal Financial
Group, Inc.
Proposed Holding Company
for
Kaiser Federal Bank

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

What Investors Need to Know

          Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists – The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source – If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First

Office of Thrift Supervision Guidance for Accountholders

          Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

          On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

          How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

          On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

[ONLY TO FOREIGN RESIDENTS]
________, 2007

Dear Depositor:

We are pleased to announce that K-Fed Mutual Holding Company is converting to stock form and Kaiser Federal Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In conjunction with the conversion, Kaiser Federal Financial Group, Inc. will serve as the new holding company for Kaiser Federal Bank and is offering shares of common stock in a subscription and community offering to certain depositors of Kaiser Federal Bank, to Kaiser Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with K-Fed Mutual Holding Company’s Plan of Conversion and Reorganization.

Unfortunately, Kaiser Federal Financial Group, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Kaiser Federal Financial Group, Inc.

However, as a depositor of Kaiser Federal Bank, you have the right to vote on the Plan of Conversion and Reorganization at the Special Meeting of Members to be held on ______, 2007 at _____ p.m. Pacific Time. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Depositors. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Kay M. Hoveland
President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

________, 2007

Dear Friend:

We are pleased to announce that K-Fed Mutual Holding Company is converting to stock form, with Kaiser Federal Financial Group, Inc., a newly-formed company, to become the holding company for Kaiser Federal Bank. Kaiser Federal Financial Group, Inc. is offering shares of common stock for sale at a price of $10.00 per share in a subscription and community offering to eligible depositors of Kaiser Federal Bank, to Kaiser Federal Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with K-Fed Mutual Holding Company’s Plan of Conversion and Reorganization. No commission will be charged to purchasers in the stock offering.

Because we believe you may be interested in learning more about Kaiser Federal Financial Group, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

➢	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

➢

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 11:00 a.m., Pacific Time, on _______, 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (___) ___-____. Stock Information Center hours are 12:00 noon to 4:00 p.m. on Monday, 8:30 a.m. to 4:00 p.m. Tuesday through Thursday and 8:30 a.m. to 12:00 noon on Friday, Pacific Time, or stop by the Stock Information Center located at 1359 N Grand Avenue, Covina, CA 91724. The Stock Information Center will be closed on weekends, bank holidays and Friday, November 23rd in observance of the Thanksgiving holiday.

We are pleased to offer you this opportunity to become a stockholder of Kaiser Federal Financial Group, Inc.

Sincerely,

Kay M. Hoveland
President & CEO

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

We recently sent you a proxy statement and related materials regarding a proposal to convert K-Fed Mutual Holding Company to stock form and reorganize Kaiser Federal Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at Kaiser Federal Bank or your FDIC insurance.

Not Returning Your Proxy Card(s) has the Same Effect as Voting

“Against” the Conversion.

Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY!  If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Kay M. Hoveland

President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (___) ___-____.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.  THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK.  THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert K-FED Mutual Holding Company to stock form and reorganize Kaiser Federal Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at Kaiser Federal Bank or your FDIC insurance.

Not returning your proxy cards has the same effect as voting “against” the conversion.

Your Board of Directors unanimously recommends a vote “FOR” the conversion.

Our Reasons for the Corporate Change

–   support internal growth through lending in the communities we serve

–   finance the acquisition of financial institutions, or other financial service companies primarily in southern California, although we do not currently have any understandings or agreements regarding any specific acquisition transaction

–   acquire branches from other financial institutions or build or lease new branch facilities

–   enhance existing products and services, and support the development of new products and services

–   improve the liquidity of our shares of common stock and enhance stockholder returns through higher earnings and more flexible capital management strategies

–   use the additional capital for other general corporate purposes

Your Vote Is Important To Us!

Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY!  If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,

Kay M. Hoveland

President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (___) ___-____.

PLEASE VOTE TODAY...

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY KAISER FEDERAL FINANCIAL GROUP, INC., KAISER FEDERAL BANK, K-FED MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.  THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK.  THE OFFER IS MADE ONLY BY THE PROSPECTUS.